                                                                     Exhibit (X)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          DISCOVER CARD MASTER TRUST I
                         Series 2000-A Monthly Statement

Distribution Date: March 15, 2002               Month Ending: February 28, 2002

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1. Payments for the benefit of investors in Extended Certificates and Maturity Certificates in Series 2000-A on this Distribution
   ------------------------------------------------------------------------------------------------------------------------------
   Date (per $1000 of Subclass Initial Investor Interest)
   ------------------------------------------------------
                                                                    Extended         Maturity          Extended          Maturity
                                                                   Certificate      Certificate       Certificate       Certificate
    Series 2000-A                                 Total             Interest         Interest          Principal         Principal
                                                  -----             --------         --------          ---------         ---------
            Subclass Investor Interest            $0.00               $0.00            $0.00             $0.00             $0.00

2. Principal Receivables at the end of February, 2002
   --------------------------------------------------
   (a) Aggregate Investor Interest                                                                               $29,015,132,542.82

       Seller Interest                                                                                            $4,685,677,784.65

       Total Master Trust                                                                                        $33,700,810,327.47

   (b) Group One Investor Interest                                                                               $29,015,132,542.82

   (c) Series 2000-A Investor Interest                                                                            $4,000,000,000.00

   (d) Series 2000-A Aggregate Discount Certificate Subclass Investor Interests                                   $4,000,000,000.00

   (e) Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                                                0.00

   (f) Series 2000-A Aggregate Maturity Certificate Subclass  Investor Interests                                               0.00

3. Allocation of Receivables Collected During February, 2002
                                                                                                                Yield Collections /
                                                     Finance Charge Collections       Principal Collections       Additional Funds
                                                     --------------------------       ---------------------       ----------------
    (a) Allocation of Collections between Investors and Seller

        Aggregate Investor Allocation                             $442,550,545.68          $4,446,934,192.16                $0.00

        Seller Allocation                                          $75,441,380.11            $758,066,746.67                $0.00

    (b) Group One Allocation                                      $442,550,545.68          $4,446,934,192.16                $0.00

    (c) Series 2000-A Allocation                                   $59,757,102.55            $600,464,523.30                $0.00

    (d) Monthly Principal Payment Rate (Principal Collections as a monthly percentage of
        Master Trust Principal Receivables at the beginning of February, 2002)                                              15.01%

   (e) Principal Collections as a monthly percentage of Master Trust Receivables
       at the beginning of February, 2002                                                                               14.80%

   (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
       at the beginning of February, 2002                                                                                1.47%

   (g) Total Collections as a monthly percentage of Master Trust Receivables
       at the beginning of February, 2002                                                                               16.27%

4. Information Concerning the Series Principal Funding Account ("SPFA")
   --------------------------------------------------------------------

                                       Deposits into the SPFA        Deficit Amount on this              SPFA             Investment
                                     on this Distribution Date        Distribution Date                 Balance             Income
                                     -------------------------        -----------------                 -------             ------
      Series 2000-A                              $0.00                        $0.00                        $0.00              $0.00

5. Information Concerning Amount of Controlled Liquidation Payments
   ----------------------------------------------------------------

                                    Amount Paid on this             Deficit Amount on this              Total Payments through this
                                     Distribution Date                 Distribution Date                      Distribution Date
                                     -----------------                 -----------------                      -----------------
      Series 2000-A                          $0.00                             $0.00                                  $0.00

6. Information Concerning the Series Interest Funding Account ("SIFA")
   -------------------------------------------------------------------
                                                                         Deposits into the SIFA          SIFA Balance at the end of
                                                                       on this Distribution Date              February, 2002
                                                                       -------------------------              --------------

      Series 2000-A                                                             $5,861,045.98                    $110,965,017.69

7. Information Concerning the Proceeds Account
                                                                           Deposits into the Proceeds
                                                                        Account on this Distribution Date          Proceeds Account
                                                                         (other than Issuance Proceeds)                Balance
                                                                         ------------------------------                -------
      Series 2000-A                                                                  $0.00                              $0.00

8. Investor Charged-Off Amount
   ---------------------------
                                                                                                           Cumulative Investor
                                                                                   February,  2002          Charged-Off Amount
                                                                                   ---------------          ------------------
    (a) Group One                                                                  $175,689,578.47                        $0.00

    (b) Series 2000-A                                                               $23,723,166.22                        $0.00

    (c) As an annualized percentage of
        Principal Receivables at the
        beginning of February, 2002                                                          7.12%                          N/A

9. Investor Losses for February,  2002                                                                 Per $1,000 of Initial
   -----------------------------------                                              Total            Series Investor Interest
                                                                                    -----            ------------------------
   (a) Group One                                                                     $0.00                          $0.00

   (b) Series 2000-A                                                                 $0.00                          $0.00

10. Reimbursement of Investor Losses for February, 2002                                                Per $1,000 of Initial
    ---------------------------------------------------                              Total           Series Investor Interest
                                                                                     -----           ------------------------
    (a) Group One                                                                    $0.00                          $0.00

    (b) Series 2000-A                                                                $0.00                          $0.00

11. Aggregate Amount of Unreimbursed Investor Losses as of the end of February, 2002
    --------------------------------------------------------------------------------
                                                                                                        Per $1,000 of Initial
                                                                                       Total          Series Investor Interest
                                                                                       -----          ------------------------
    (a) Group One                                                                      $0.00                      $0.00

    (b) Series 2000-A                                                                  $0.00                      $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
    ----------------------------------------------------------------
    (a) Group One                                                                                              $49,372,719.32

    (b) Series 2000-A                                                                                           $6,666,666.67

13. Total Available Credit Enhancement Amounts
    ------------------------------------------
                                                                                                                    Class A Amount
                                                                                                                    --------------
    (a) Maximum Amount on this Distribution Date                                                                   $320,000,000.00

    (b) Available Amount on this Distribution Date                                                                 $320,000,000.00

    (c) Amount of unreimbursed Drawings on Credit
        Enhancement on this Distribution Date                                                                                $0.00

    (d) Credit Enhancement Fee on this Distribution Date                                                               $235,194.12

14. Delinquency Summary
    -------------------

    Master Trust Receivables Outstanding at the end of February, 2002                                           $34,184,205,250.83

                                         Delinquent Amount            Percentage of Ending
      Payment Status                       Ending Balance           Receivables Outstanding
      --------------                       --------------           -----------------------
        30-59 Days                          $774,034,329.46             2.26%

        60-179 Days                       $1,716,676,584.80             5.02%

15. Excess Spread Percentages on this Distribution Date (1)
    -------------------------------------------------------
    (a) Group One  (2)                                                                                                  5.94%

    (b) Series 2000-A  (3)                                                                                              6.95%

16. Net Charge-offs on this Distribution Date (4)
    ---------------------------------------------
    Charge-offs net of recoveries as an annualized percentage of Principal Receivables
    at the beginning of February,  2002                                                                                 6.39%

17. Information concerning the MC Purchase Agreement
    ------------------------------------------------
    (a) Total purchases made pursuant to the MC Purchase Agreement
        Agreement during February, 2002                                                                                 $0.00

    (b) Total Available Commitments at the end of February, 2002                                            $1,120,000,000.00

    (c) Aggregate amount on deposit in any MC Purchase Account
        at the end of February, 2002                                                                                    $0.00

                                   U.S. Bank National Association
                                   as Trustee

                                 BY:
                                    ----------------------------
                                    Vice President

---------------------------------------

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and any Investment Income for this Series (see Item 3(c)), minus (b) the sum of (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominator of which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)),
    (v) the Monthly Commitment Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 2000-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

    The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of May 22, 2000 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on March 15, 2002:

1.  Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

3.  The aggregate amount of Collections processed during February, 2002 is equal to                                $5,722,992,864.62

4.  The aggregate amount of Class A Principal Collections processed during February, 2002 is equal to                $600,464,523.30

5.  The aggregate amount of Class A Finance Charge Collections processed during February, 2002 is equal to            $59,757,102.55

6.  (a)  The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
    February, 2002 is equal to                                                                                                 $0.00

    (b)  The aggregate amount of Class A Additional Funds for this Distribution date is equal to                               $0.00

7.  The sum of all amounts payable to the Class A Certificateholders on the current Distribution Date is equal to      $5,861,045.98

8.  The sum of all amounts payable for benefit of the Class A Discount Certificateholders on the current
    Distribution Date is equal to                                                                                      $5,861,045.98

9.  The sum of all amounts payable to the Class A Extended Certificateholders on the current Distribution Date is
    equal to                                                                                                                   $0.00

10. The sum of all amounts payable to the Class A Maturity Certificateholders on the current Distribution Date is
    equal to                                                                                                                   $0.00

11. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class A Required Amount Shortfall is equal to                                                     $0.00

    (b) with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                                        $0.00

    (c) with respect to the Class A Investor Interest is equal to                                                             $0.00

12. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this
    Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series
    Supplement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of March, 2002.

Series 2000-A                   DISCOVER BANK
                                as Master Servicer

                                By:
                                   ----------------------------------------
                                Vice President, Chief Accounting Officer
                                and Treasurer